UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2014

POWERSECURE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-12014	84-1169358
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina	27587
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (919) 556-3056

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On September 16, 2014, PowerSecure International, Inc., a Delaware corporation (the “Company”), entered into an Employment and Non-Competition Agreement (the “Employment Agreement”) with Eric Dupont, who was appointed as the Executive Vice President of Finance and Administration of the Company on September 3, 2014.

Under the Employment Agreement, Mr. Dupont will receive an annual base salary of $250,000, subject to increase on an annual basis in the discretion of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), along with health, life and disability insurance and participation in other employee benefit plans on a similar basis as other Company executives. The Employment Agreement also provides that Mr. Dupont is eligible to receive an annual incentive bonus in the target amount of 35% of his base salary and a maximum amount of 70% of his base salary and to participate in the Company’s employee benefit plans and receive other similar benefits for management employees. In the event Mr. Dupont is terminated by the Company without cause, or is terminated by the Company or resigns for good reason within two years after a change in control of the Company, then he will receive a severance equal to the sum of one year base salary then in effect plus his average annual bonus over the prior three years, plus continuation of his health insurance and other employee benefits over the subsequent 12 months after his termination. The term of the Employment Agreement is three years, subject to automatic annual one-year renewals unless either party provides at least 60 days prior written notice of termination. The Employment Agreement was approved by the Compensation Committee on September 16, 2014.

On September 16, 2014, the Compensation Committee also granted Mr. Dupont 20,000 restricted shares of Common Stock, par value $.01 per share, of the Company, vesting in equal annual installments over a five year period, subject to early vesting in the event of Mr. Dupont’s death or disability or a change in control of the Company, under the Company’s standard Restricted Stock Agreement.

The foregoing description of Mr. Dupont’s Employment Agreement is a summary only and is qualified in its entirety by reference to the full text of the Employment Agreement, which is Exhibit 10.1 to this Report and is incorporated by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment and Non-Competition Agreement, dated as of September 16, 2014, between PowerSecure International, Inc. and Eric Dupont

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.

By:	/s/ Sidney Hinton
Sidney Hinton
President and Chief Executive Officer

Dated: September 16, 2014

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